POST EFFECTIVE AMENDMENT NO. 2 TO THE FORM S-1

As filed with the Securities and Exchange Commission on May 17, 2021, as amended

(File No. 333-256224)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 2 TO FORM

S-1 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GZ6G TECHNOLOGIES CORP
(Exact name of registrant as specified in its charter)

Nevada	7375	20-0452700
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

GZ6G Technologies Corp.

1 Technology Drive, Bldg B, Suite No. B123

Irvine, CA 92618

(949) 872-1965

(Name, Address, including zip code, and telephone and facsimile number,

including area code, of registrants’ principal executive offices)

Registered Agents, Inc.

401 Ryland Street, Suite 200-A

Reno, Nevada 89502

(775) 401-6800

(Address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Sharon Mitchell

SD Mitchell & Associates, PLC

829 Harcourt Rd.

Grosse Pointe Park, MI 48230

(248) 515-6035

(Name, Address, including zip code, and telephone number,

including area code, of agent of service)

Approximate date of commencement sales to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

This Post Effective Amendment to Registration Statement, File No. 333-256224 shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(d) under the Securities Act.

EXPLANATORY NOTE

This Post-Effective Amendment relates to the Registrant’s Registration Statement on Form S-1 (the “Registration Statement”), as amended (File No. 333-256224), initially filed on May 17, 2021, and declared effective by the Securities and Exchange Commission on September 24, 2021.

Pursuant to the Undertakings set forth in the Registration Statement, any of the securities registered under File No. 333-256224 that remain unsold under such registration, are hereby terminated and removed from registration.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irvine, California on the 4th day of May 2023.

GZ6G TECHNOLOGIES CORP

By:	/s/ William Coleman Smith	By:	/s/ Brian Scott Hale
	William Coleman Smith		Brian Scott Hale, Director
President, Chief Executive Officer, Chief
Financial Officer, Secretary, Treasurer and
Director

By:	/s/ William Ray Procanik
William Ray Procanik, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Coleman Smith	Chief Executive Officer	05/04/2023
William Coleman Smith

/s/ William Coleman Smith	Chief Financial Officer	05/04/2023
William Coleman Smith

/s/ William Coleman Smith	President	05/04/2023
William Coleman Smith

/s/ William Coleman Smith	Secretary	05/04/2023
William Coleman Smith

/s/ William Coleman Smith	Treasurer	05/04/2023
William Coleman Smith

/s/ William Coleman Smith	Director	05/04/2023
William Coleman Smith

/s/ Brian Scott Hale	Director	05/04/2023
Brian Scott Hale

/s/ William Ray Procanik	Director	05/04/2023
William Ray Procanik

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Coleman Smith, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of GZ6G Technologies Corp, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person(s) in the capacities and on the dates stated.

Signature	Title	Date

/s/ William Coleman Smith		05/04/2023
William Coleman Smith	President, Chief Executive Officer, Chief
Financial Officer, Secretary, Treasurer and
Director

/s/ Brian Scott Hale		05/04/2023
Brian Scott Hale	Director

/s/ William Ray Procanik		05/04/2023
William Ray Procanik	Director

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